Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE
July 30, 2007	Media contacts:
Peter Thonis
212-395-2355 peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Posts Strong 2Q 2007 Results Highlighted by Gains

in Earnings, Consolidated Margins and Cash Flows

Accelerating Revenue Growth Builds Momentum in Strategic Wireless,

Broadband and Business Markets

2Q 2007 HIGHLIGHTS

Consolidated Results

•	$1.7 billion in earnings, or 58 cents in EPS, up from 43 cents EPS in the second quarter before discontinued operations.

•	$23.3 billion in revenues, up 6.3 percent.

•	$4.1 billion in operating income, up 29.0 percent.

•	$11.6 billion in cash flows from continuing operations in first-half 2007, up 7.5 percent.

Wireless

•	1.6 million retail net customer additions; 1.3 million total net customer additions after reseller reductions.

•	60.1 million retail customers — most retail customers of any carrier, an increase of 14.3 percent; 62.1 million total customers, an increase of 13.2 percent.

•	Industry-low churn levels at 1.08 percent retail and record 0.85 percent retail post-paid.

•	Largest U.S. wireless company based on total revenues, up 17.1 percent; data revenues up 70.3 percent; EBITDA margin (non-GAAP), 45.8 percent; retail service ARPU up 3 percent.

Wireline

•	167,000 net new FiOS TV customers in quarter, 515,000 total FiOS TV customers; nearly 1.3 million total video customers, including satellite TV.

Verizon News Release, page 2

•

7.7 million total broadband connections (FiOS Internet and DSL), up 25.5 percent, including 288,000 net new broadband connections in quarter; 203,000 net new FiOS Internet customers in quarter, 1.1 million total FiOS Internet customers.

•	3.4 percent increase in revenues in legacy Verizon consumer markets, more than double the rate of growth in 1Q 07; 10.9 percent growth in ARPU in these markets.

•	Accelerated growth at Verizon Business; adjusted revenues (non-GAAP) up 2.4 percent; revenues from strategic services (IP and managed services) up 25.5 percent.

Note: Comparisons are year over year unless otherwise noted. Prior-period amounts have been reclassified to reflect comparable results. See the schedules accompanying this news release and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for the non-GAAP financial measures included in this announcement. Discontinued operations include Verizon Information Services, as well as interests in Verizon Dominicana C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on Nov. 17, 2006; Dec. 1, 2006; and March 30, 2007, respectively.

NEW YORK — Verizon Communications Inc. (NYSE:VZ) today reported strong second-quarter 2007 financial and operational results, as the company expanded margins while continuing revenue growth momentum in its key strategic markets — wireless, broadband, data, video and global IP.

Verizon reported second-quarter 2007 earnings of $1.7 billion, or 58 cents in fully diluted earnings per share (EPS). This compares with reported EPS in the second quarter 2006 of 43 cents before discontinued operations. Including results from discontinued operations, which Verizon has since divested, second-quarter 2006 reported earnings were 55 cents per share.

On an adjusted basis (non-GAAP), Verizon’s second-quarter 2007 earnings totaled $1.7 billion, or 58 cents in EPS. This is an increase of 11.5 percent compared with 52 cents per share before discontinued operations in the second quarter 2006.

Adjustments for special items in the second quarter 2007 included less than a penny per share in merger integration costs. Adjusted earnings in the second quarter 2006 reflected 9 cents per share in special items, consisting of severance and related pension and benefits charges, merger integration and Verizon Center relocation costs.

Verizon News Release, page 3

Organic Growth Strategy Gains Momentum

“Verizon’s strategy of focusing on organic revenue growth and improving margins continues to gain momentum,” said Chairman and CEO Ivan Seidenberg. “Results show that we are producing accelerating — and sustainable — top-line growth across all key markets.

“Verizon is also generating strong operating cash flows, which we expect to improve throughout the year. With our strong balance sheet and investment in advanced network platforms, we can continue to drive future earnings growth and return value to shareholders. We are confident we have the products and services, distribution infrastructure and customer service capabilities to continue to capture share from the competition in strategic markets.”

Continued Profitable Revenue Growth

Verizon’s total operating revenues grew 6.3 percent to $23.3 billion, compared with the second quarter of 2006. Year-over-year operating revenues grew 6.5 percent on an adjusted basis (non-GAAP).

Verizon’s total operating expenses increased to $19.1 billion, or 2.4 percent year over year. On an adjusted basis (non-GAAP), operating expenses increased 4.8 percent to $19.1 billion over the same period.

On a reported basis, Verizon’s operating income grew 29.0 percent year over year to $4.1 billion and, on an adjusted basis, by 14.9 percent to $4.2 billion. Operating income margin rose to 17.8 percent, compared with 14.7 percent in the second quarter 2006. On an adjusted basis, Verizon’s operating income margin rose to 17.9 percent, compared with 16.6 percent in the second quarter 2006 and 17.3 percent in the first quarter 2007.

Verizon News Release, page 4

Strong Cash Flows; Capital Investments on Target

Margin expansion and revenue growth contributed to $11.6 billion in operating cash flows from continuing operations in the first half of 2007. This represents an increase of more than $800 million, or 7.5 percent, compared with the first half of 2006.

Capital expenditures totaled $4.4 billion in the second quarter 2007, in line with the company’s guidance for full-year expenditures.

Total debt at the end of the second quarter was $32.5 billion, down from $34.7 billion at the end of the first quarter 2007.

Wireless Leads Industry in Financial, Operational Performance

Verizon Wireless continued its record of strong, industry-leading retail net customer additions, revenue growth, low churn and profitability.

Verizon Wireless remains the largest U.S. wireless company in terms of total revenues and data revenues. In addition, it has 60.1 million retail customers — the most customers of any wireless brand. In the second quarter:

•	Nearly all of the 1.6 million retail net customer additions (including acquisitions and adjustments) were post-paid customers.

•

Total customers (retail and wholesale) were 62.1 million. The company added 1.3 million net customers after about 300,000 net reductions to the company’s wholesale base — primarily due to the bankruptcy of a reseller.

•

Verizon Wireless continued its industry-leading low churn, with retail churn at 1.08 percent, indicating a continuing high degree of customer loyalty. Churn among retail post-paid customers was even lower, a company-record 0.85 percent.

Verizon News Release, page 5

•	Revenues totaled $10.8 billion, up 17.1 percent. Service revenues were $9.4 billion, up 17.0 percent, driven by customer growth and demand for data services.

•	Retail service ARPU (average monthly revenue per customer) was $51.84, up 3.0 percent year over year.

•

Wireless operating income margin was 27.8 percent, the highest ever for the company. EBITDA margin of 45.8 percent was the second-highest ever. (EBITDA — earnings before interest, taxes, depreciation and amortization — is non-GAAP, and wireless EBITDA margin is EBITDA divided by wireless service revenues.)

Wireline Reports Accelerating Growth in FiOS, Strategic Services

Verizon’s Wireline business — which includes Verizon Telecom, serving domestic residential and small-business customers, and Verizon Business, serving large-business and government customers globally — reported accelerating growth in sales of FiOS fiber-optic services and sales of strategic services to enterprise customers. In the second quarter 2007:

•

Data revenues across all market segments increased 11.6 percent, to $4.4 billion. This reflects increasing revenues from consumer broadband — such as FiOS services and Verizon High Speed Internet (DSL) — as well as from wholesale data transport and sales of Verizon Business data services.

•	Verizon added 288,000 net new broadband connections, a measure that combines the number of Verizon High Speed Internet and FiOS Internet connections.

•

Wireline broadband connections totaled 7.7 million, an increase of 1.6 million, or 25.5 percent, compared with the second quarter 2006. This total includes 1.1 million FiOS Internet connections, an increase of 203,000 from the first quarter 2007.

Verizon News Release, page 6

Verizon Telecom Reports Video, Consumer Revenue Growth

Sales of FiOS TV continued to accelerate as Verizon Telecom added a net of 167,000 new FiOS TV customers in the second quarter 2007. Net customer additions averaged about 2,600 per business day in the quarter. The company had a total of 515,000 FiOS TV customers as of the end of the second quarter 2007 — an addition of 460,000 FiOS TV customers since the end of the second quarter 2006.

Complementing the FiOS TV rollout, the company added 125,000 satellite TV customers in partnership with DIRECTV in the second quarter 2007. At the end of the quarter, Verizon had a total of nearly 1.3 million video customers.

Second-quarter revenues in Verizon Telecom’s consumer market decreased by 2.1 percent, to $4.2 billion, compared with the second quarter 2006. In legacy Verizon markets, year-over-year consumer revenues grew 3.4 percent, to $3.8 billion, in the second quarter 2007, more than doubling the year-over-year growth rate reported in the first quarter 2007. (“Legacy Verizon” excludes former MCI consumer markets, where Verizon’s strategic focus has led to expected declines.) ARPU in these markets increased 10.9 percent, to $57.47, comparing second quarter 2007 with second quarter 2006, as customers purchased value-added broadband services.

Verizon Business Posts Third Consecutive Quarter of Revenue Growth

Verizon Business reported second-quarter 2007 revenues of $5.3 billion, or growth of 2.4 percent compared with the second quarter 2006 on an adjusted basis (non-GAAP). This is the third consecutive quarter of accelerating year-over-year pro-forma revenue growth (non-GAAP, calculated as if Verizon and MCI had merged on Jan. 1, 2006).

Verizon News Release, page 7

Overall revenue growth at Verizon Business was driven by the continued momentum of strong sales of key strategic services, such as IP (Internet protocol) and managed services as well as Ethernet and optical ring services. In the second quarter 2007, strategic services generated $1.3 billion in revenue, up 25.5 percent from the second quarter 2006.

Growth in revenues from strategic services also continued to exceed declines in revenues from core services, such as traditional voice and data services. Strategic services revenues were also up sequentially, increasing 9.3 percent from the first quarter 2007.

Verizon Business rolled out significant enhancements to its global networking and managed services offerings during the quarter. On July 1, Verizon Business became the leading provider of managed security services to business and government customers worldwide with the completion of its previously announced acquisition of Cybertrust.

2Q 2007 Business Group Highlights

Wireless

•	The company added the most retail customers in the industry. Nearly 97 percent of the company’s customer base was retail (non-wholesale).

•

Verizon Wireless continued to lead the industry in cost efficiency. Cash expense per customer (non-GAAP) was $27.70, an increase of 0.1 percent over the similar period last year and a decrease of 0.6 percent sequentially.

•

Total data revenues were up 70.3 percent over the prior year, contributing $1.8 billion or 19 percent of all service revenues in the quarter. Retail data service ARPU increased 48 percent over the year-ago quarter to $9.84. The company had 39.5 million retail data customers in June — a 36.6 percent increase over second quarter 2006.

•

Verizon Wireless completed Revision A (Rev. A) technology enhancements to its high-speed wireless broadband network, making faster speeds available throughout 100 percent of its nationwide broadband network and covering more than 210 million people. At the end of the second quarter, 46 percent of the company’s retail customers — 27.5 million — had broadband-capable devices.

Verizon News Release, page 8

•	Verizon Wireless continued to add more broadband-capable products for business connectivity, including the BlackBerry 8830 World Edition smartphone, the first Global CDMA/GSM BlackBerry.

•

For consumers, the company introduced new handsets, including the enV Orange, the latest G’z One Type-S rugged phone for outdoor lifestyles, and the new Chocolate by LG. The company also announced new America’s Choice Select plans — which offer customers unlimited text, picture and video messages to anyone on any network in the U.S. — and Premium plans, which bundle unlimited messaging with V CAST VPak, VZ Navigator and Mobile E-mail.

•

In May, the company launched V CAST Song ID, a Verizon Wireless exclusive that lets customers identify music playing on the radio or from any music source, then purchase and download the corresponding ringtone, ringback tone and full-track song from V CAST Music. Verizon Wireless offers some 20 multimedia phones — at various price points — that download music over-the-air and surf the Web wirelessly at broadband speeds.

•

Verizon Wireless customers reached a messaging milestone in June with more than 10 billion text messages exchanged for the first time in a single month. During the second quarter, Verizon Wireless customers sent or received 28.4 billion text messages and 575 million picture/video messages. Customers also completed 25 million music and video downloads.

Wireline

•

Wireline total operating revenues were $12.6 billion, a 1.1 percent decrease on an adjusted basis (non-GAAP), compared with second quarter 2006. This was driven in part by a continuation of the expected declines in former MCI operations serving mass market customers, and it is an improvement from the adjusted, pro-forma 6.2 percent year-over-year decline in the second quarter of 2006. Wireline total operating expenses were $11.5 billion, a 0.4 percent decrease on an adjusted basis (non-GAAP), compared with second quarter 2006.

•

Verizon’s broadband fiber-to-the-premises network, over which customers receive FiOS Internet and FiOS TV services, passed a total of nearly 7.6 million premises by the end of the second quarter 2007, on track with the year-end target of 9 million. With accelerated FiOS customer growth, EPS dilution from FiOS deployment was 10 cents in the quarter — 1 cent per share less than in the first quarter 2007, in line with previously announced guidance.

Verizon Telecom

•

FiOS Internet was available for sale to 5.7 million premises in parts of 16 states by the end of the second quarter. Penetration for the service is 19 percent across all markets, compared with 14 percent against a 4.8 million potential customer base at year-end 2006.

•

By the end of the second quarter, Verizon was offering FiOS TV to nearly 500 communities in 12 states. FiOS TV was available for sale to nearly 3.9 million premises by the end of the second quarter, up from 3.1 million at the end of the first quarter. Penetration for the service is 13 percent across all markets, compared with 9 percent penetration against a 2.4 million potential customer base at year-end 2006.

Verizon News Release, page 9

•

Consumer broadband and video revenues grew 55 percent, compared with the second quarter 2006. This growth is accelerating and helped drive the revenue and ARPU increases in legacy Verizon consumer markets. In the first quarter 2007, the year-over-year growth for consumer broadband and video revenues was 46 percent.

•	Retail residence customers with bundled services increased 28.5 percent, compared with second quarter 2006.

Verizon Business

•

Multinational companies that completed agreements with Verizon Business in the quarter included the American Automobile Association, Champ Cargosystems, EDS, Healthe, ING, Intrepid Travel, Mikron Technology Group and PNC. Companies extending master service agreements included the London Stock Exchange, Merrill Lynch and UBS. After being named a prime contractor for the U.S. General Services Administration’s multibillion-dollar Networx Universal program in the first quarter, Verizon Business in late May was awarded a contract in the program’s second part, Networx Enterprise.

•

Product launches included an extension of the VoIP (voice over IP) portfolio to the Asia-Pacific region, new Private IP capabilities, global on-demand supply-chain management services (in partnership with GXS), and wireless backup for IP VPN (virtual private network) broadband and secure gateway services.

•

Verizon Business continued to expand its global network, activating five new Private IP nodes in Australia and Egypt and 43 nodes in the U.S., while strengthening its global Ethernet, activating 10 additional Converged Packet Architecture switches.

•

Verizon Business continued to receive recognition from leading industry authorities, including Frost & Sullivan’s Market Leadership Award for Hosted Contact Center and five Cisco awards for customer service.

Verizon Communications Inc. (NYSE:VZ), headquartered in New York, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving more than 62 million customers nationwide. Verizon’s Wireline operations include Verizon Business, which delivers innovative and seamless business solutions to customers around the world, and Verizon Telecom, which brings customers the benefits of converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. A Dow 30 company, Verizon has a diverse workforce of more than 238,000 and last year generated consolidated operating revenues of more than $88 billion. For more information, visit www.verizon.com.

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Verizon News Release, page 10

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products and services; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.

Verizon Communications Inc.

Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change

Operating Revenues	$23,273	$21,886	6.3	$45,857	$43,117	6.4

Operating Expenses
Cost of services and sales	9,231	8,709	6.0	18,143	17,225	5.3
Selling, general & administrative expense	6,320	6,353	(0.5)	12,663	12,226	3.6
Depreciation and amortization expense	3,573	3,607	(0.9)	7,106	7,274	(2.3)

Total Operating Expenses	19,124	18,669	2.4	37,912	36,725	3.2

Operating Income	4,149	3,217	29.0	7,945	6,392	24.3
Equity in earnings of unconsolidated businesses	185	171	8.2	345	328	5.2
Other income and (expense), net	27	60	(55.0)	75	163	(54.0)
Interest expense	(455)	(590)	(22.9)	(940)	(1,226)	(23.3)
Minority interest	(1,268)	(986)	28.6	(2,422)	(1,852)	30.8

Income Before Provision for Income Taxes, Discontinued Operations, Extraordinary Item and Cumulative Effect of Accounting Change	2,638	1,872	40.9	5,003	3,805	31.5
Provision for income taxes	(955)	(609)	56.8	(1,836)	(1,260)	45.7

Income Before Discontinued Operations, Extraordinary Item and Cumulative Effect of Accounting Change	1,683	1,263	33.3	3,167	2,545	24.4
Income from discontinued operations, net of tax (1)	—	348	(100.0)	142	740	(80.8)
Extraordinary item, net of tax	—	—	*	(131)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(42)	(100.0)

Net Income	$1,683	$1,611	4.5	$3,178	$3,243	(2.0)

Basic Earnings per Common Share (2)
Income before discontinued operations, extraordinary item and cumulative effect of accounting change	$.58	$.43	34.9	$1.09	$.87	25.3
Income from discontinued operations, net of tax	—	.12	(100.0)	.05	.25	(80.0)
Extraordinary item, net of tax	—	—	*	(.05)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(.01)	(100.0)

Net income	$.58	$.55	5.5	$1.09	$1.11	(1.8)

Weighted average number of common shares (in millions)	2,903	2,910		2,906	2,913

Diluted Earnings per Common Share (2) (3)
Income before discontinued operations, extraordinary item and cumulative effect of accounting change	$.58	$.43	34.9	$1.09	$.87	25.3
Income from discontinued operations, net of tax	—	.12	(100.0)	.05	.25	(80.0)
Extraordinary item, net of tax	—	—	*	(.05)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(.01)	(100.0)

Net income	$.58	$.55	5.5	$1.09	$1.11	(1.8)
Weighted average number of common shares-assuming dilution (in millions)	2,907	2,949		2,909	2,955

Footnotes:

(1)	Discontinued Operations includes Verizon Information Services, as well as our interests in Verizon Dominicana, C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on November 17, 2006, December 1, 2006 and March 30, 2007, respectively. Discontinued Operations in the first quarter of 2007 includes a gain on the sale of Telecomunicaciones de Puerto Rico, Inc. of $70 million, net of tax.

(2)	EPS totals may not add due to rounding.

(3)	Diluted Earnings per Share includes (i) income related to share dilution (exchangeable equity interests and zero coupon convertible debt) of $12 million and $27 million for the second quarter and year-to-date 2006, respectively, and (ii) the dilutive effect of shares issuable under our stock-based compensation plans, exchangeable equity interests and zero coupon convertible debt, which represent the only potential dilution. The zero coupon debt was retired on May 15, 2006. The exchangeable equity interest was converted on August 15, 2006 by issuing 29.5 million Verizon shares.

*	Not meaningful

Verizon Communications Inc.

Consolidated Statements of Income Before Special Items

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change

Operating Revenues (1)
Wireline	$12,626	$12,763	(1.1)	$25,102	$25,228	(0.5)
Domestic Wireless	10,843	9,262	17.1	21,150	18,075	17.0
Other	(196)	(166)	18.1	(395)	(242)	63.2

Total Operating Revenues	23,273	21,859	6.5	45,857	43,061	6.5

Operating Expenses (1)
Cost of services and sales	9,229	8,691	6.2	18,139	17,186	5.5
Selling, general & administrative expense	6,295	5,927	6.2	12,526	11,695	7.1
Depreciation and amortization expense	3,573	3,607	(0.9)	7,106	7,274	(2.3)

Total Operating Expenses	19,097	18,225	4.8	37,771	36,155	4.5

Operating Income	4,176	3,634	14.9	8,086	6,906	17.1
Operating income impact of operations sold (1)	—	4	(100.0)	—	8	(100.0)
Equity in earnings of unconsolidated businesses	185	171	8.2	345	328	5.2
Other income and (expense), net	27	60	(55.0)	75	163	(54.0)
Interest expense	(455)	(590)	(22.9)	(940)	(1,200)	(21.7)
Minority interest	(1,268)	(986)	28.6	(2,422)	(1,852)	30.8

Income Before Provision for Income Taxes and Discontinued Operations	2,665	2,293	16.2	5,144	4,353	18.2
Provision for income taxes	(965)	(767)	25.8	(1,886)	(1,466)	28.6

Income Before Discontinued Operations	1,700	1,526	11.4	3,258	2,887	12.9
Income from discontinued operations, net of tax (2)	—	348	(100.0)	72	740	(90.3)

Net Income Before Special Items	$1,700	$1,874	(9.3)	$3,330	$3,627	(8.2)

Basic Adjusted Earnings per Common Share (3)
Income before discontinued operations	$.59	$.52	13.5	$1.12	$.99	13.1
Income from discontinued operations, net of tax	—	.12	(100.0)	.02	.25	(92.0)

Net income	$.59	$.64	(7.8)	$1.15	$1.25	(8.0)

Weighted average number of common shares (in millions)	2,903	2,910		2,906	2,913

Diluted Adjusted Earnings per Common Share (3) (4)
Income before discontinued operations	$.58	$.52	11.5	$1.12	$.99	13.1
Income from discontinued operations, net of tax	—	.12	(100.0)	.02	.25	(92.0)

Net income	$.58	$.64	(9.4)	$1.14	$1.24	(8.1)

Weighted average number of common shares-assuming dilution (in millions)	2,907	2,949		2,909	2,955

Footnotes:

(1)    Reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results, including the sale of selected non-strategic assets of the Wireline segment during the first quarter of 2007 as follows:

Revenues	$—	$27		$—	$56
Expenses	$—	$23		$—	$48

(2)	Discontinued Operations includes Verizon Information Services, as well as our interests in Verizon Dominicana, C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on November 17, 2006, December 1, 2006 and March 30, 2007, respectively. Discontinued Operations in the first quarter of 2007 includes a gain on the sale of Telecomunicaciones de Puerto Rico, Inc. of $70 million, net of tax.

(3)	EPS totals may not add due to rounding.

(4)	Diluted Earnings per Share includes (i) income related to share dilution (exchangeable equity interests and zero coupon convertible debt) of $12 million and $27 million for the second quarter and year-to-date 2006, respectively, and (ii) the dilutive effect of shares issuable under our stock-based compensation plans, exchangeable equity interests and zero coupon convertible debt, which represent the only potential dilution. The zero coupon debt was retired on May 15, 2006. The exchangeable equity interest was converted on August 15, 2006 by issuing 29.5 million Verizon shares.

Verizon Communications Inc.

Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

	3 Mos. Ended 6/30/07 Reported (GAAP)	Special and Non-Recurring Item	3 Mos. Ended 6/30/07 Before Special Items
Unaudited		Merger Integration Costs
Operating Revenues	$23,273	$—	$23,273

Operating Expenses
Cost of services and sales	9,231	(2)	9,229
Selling, general & administrative expense	6,320	(25)	6,295
Depreciation and amortization expense	3,573	—	3,573

Total Operating Expenses	19,124	(27)	19,097

Operating Income	4,149	27	4,176
Equity in earnings of unconsolidated businesses	185	—	185
Other income and (expense), net	27	—	27
Interest expense	(455)	—	(455)
Minority interest	(1,268)	—	(1,268)

Income Before Provision for Income Taxes and Discontinued Operations	2,638	27	2,665
Provision for income taxes	(955)	(10)	(965)

Income Before Discontinued Operations	1,683	17	1,700
Income from discontinued operations, net of tax	—	—	—

Net Income	$1,683	$17	$1,700

Basic Earnings per Common Share (1)
Income before discontinued operations	$.58	$.01	$.59
Income from discontinued operations, net of tax	—	—	—

Net income	$.58	$.01	$.59
Diluted Earnings per Common Share (1)
Income before discontinued operations	$.58	$.01	$.58
Income from discontinued operations, net of tax	—	—	—

Net income	$.58	$.01	$.58

(dollars in millions, except per share amounts)

	3 Mos. Ended 6/30/06 Reported (GAAP)	Special and Non-Recurring Items				3 Mos. Ended 6/30/06 Before Special Items
Unaudited		Merger Integration Costs	Verizon Center Relocation, Net	Severance, Pension and Benefit Charges	Impact of Operations Sold
Operating Revenues	$21,886	$—	$—	$—	$(27)	$21,859

Operating Expenses
Cost of services and sales	8,709	—	—	—	(18)	8,691
Selling, general & administrative expense	6,353	(76)	(45)	(300)	(5)	5,927
Depreciation and amortization expense	3,607	—	—	—	—	3,607

Total Operating Expenses	18,669	(76)	(45)	(300)	(23)	18,225

Operating Income	3,217	76	45	300	(4)	3,634
Operating income impact of operations sold	—	—	—	—	4	4
Equity in earnings of unconsolidated businesses	171	—	—	—	—	171
Other income and (expense), net	60	—	—	—	—	60
Interest expense	(590)	—	—	—	—	(590)
Minority interest	(986)	—	—	—	—	(986)

Income Before Provision for Income Taxes and Discontinued Operations	1,872	76	45	300	—	2,293
Provision for income taxes	(609)	(28)	(16)	(114)	—	(767)

Income Before Discontinued Operations	1,263	48	29	186	—	1,526
Income from discontinued operations, net of tax	348	—	—	—	—	348

Net Income	$1,611	$48	$29	$186	$—	$1,874

Basic Earnings per Common Share (1)
Income before discontinued operations	$.43	$.02	$.01	$.06	$—	$.52
Income from discontinued operations, net of tax	.12	—	—	—	—	.12

Net income	$.55	$.02	$.01	$.06	$—	$.64
Diluted Earnings per Common Share (1)
Income before discontinued operations	$.43	$.02	$.01	$.06	$—	$.52
Income from discontinued operations, net of tax	.12	—	—	—	—	.12

Net income	$.55	$.02	$.01	$.06	$—	$.64

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

	6 Mos. Ended 6/30/07 Reported (GAAP)	Special and Non-Recurring Items			6 Mos. Ended 6/30/07 Before Special Items
Unaudited		Merger Integration Costs	Sale of Puerto Rico	Loss on CANTV
Operating Revenues	$45,857	$—	$—	$—	$45,857

Operating Expenses
Cost of services and sales	18,143	(4)	—	—	18,139
Selling, general & administrative expense	12,663	(37)	(100)	—	12,526
Depreciation and amortization expense	7,106	—	—	—	7,106

Total Operating Expenses	37,912	(41)	(100)	—	37,771

Operating Income	7,945	41	100	—	8,086
Equity in earnings of unconsolidated businesses	345	—	—	—	345
Other income and (expense), net	75	—	—	—	75
Interest expense	(940)	—	—	—	(940)
Minority interest	(2,422)	—	—	—	(2,422)

Income Before Provision for Income Taxes, Discontinued Operations and Extraordinary Item	5,003	41	100	—	5,144
Provision for income taxes	(1,836)	(15)	(35)	—	(1,886)

Income Before Discontinued Operations and Extraordinary Item	3,167	26	65	—	3,258
Income from discontinued operations, net of tax	142	—	(70)	—	72
Extraordinary item, net of tax	(131)	—	—	131	—

Net Income	$3,178	$26	$(5)	$131	$3,330

Basic Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.09	$.01	$.02	$—	$1.12
Income from discontinued operations, net of tax	.05	—	(.02)	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—

Net income	$1.09	$.01	$—	$.05	$1.15
Diluted Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.09	$.01	$.02	$—	$1.12
Income from discontinued operations, net of tax	.05	—	(.02)	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—

Net income	$1.09	$.01	$—	$.05	$1.14

(dollars in millions, except per share amounts)

	6 Mos. Ended 6/30/06 Reported (GAAP)	Special and Non-Recurring Items						6 Mos. Ended 6/30/06 Before Special Items
Unaudited		Extinguishment of Debt	Impact of Accounting for Share Based Payments	Merger Integrations Costs	Verizon Center Relocation, Net	Severance, Pension and Benefits Charges	Impact of Operations Sold
Operating Revenues	$43,117	$—	$—	$—	$—	$—	$(56)	$43,061

Operating Expenses
Cost of services and sales	17,225	—	—	—	—	—	(39)	17,186
Selling, general & administrative expense	12,226	—	—	(132)	(90)	(300)	(9)	11,695
Depreciation and amortization expense	7,274	—	—	—	—	—	—	7,274

Total Operating Expenses	36,725	—	—	(132)	(90)	(300)	(48)	36,155

Operating Income	6,392	—	—	132	90	300	(8)	6,906
Operating income impact of operations sold	—	—	—	—	—	—	8	8
Equity in earnings of unconsolidated businesses	328	—	—	—	—	—	—	328
Other income and (expense), net	163	—	—	—	—	—	—	163
Interest expense	(1,226)	26	—	—	—	—	—	(1,200)
Minority interest	(1,852)	—	—	—	—	—	—	(1,852)

Income Before Provision for Income Taxes, Discontinued Operations and Cumulative Effect of Accounting Change	3,805	26	—	132	90	300	—	4,353
Provision for income taxes	(1,260)	(10)	—	(49)	(33)	(114)	—	(1,466)

Income Before Discontinued Operations and Cumulative Effect of Accounting Change	2,545	16	—	83	57	186		2,887
Income from discontinued operations, net of tax	740	—	—	—	—	—	—	740
Cumulative effect of accounting change, net of tax	(42)	—	42	—	—	—	—	—

Net Income	$3,243	$16	$42	$83	$57	$186	$—	$3,627

Basic Earnings per Common Share (1)
Income before discontinued operations and cumulative effect of accounting change	$.87	$.01	$—	$.03	$.02	$.06	$—	$.99
Income from discontinued operations, net of tax	.25	—	—	—	—	—	—	.25
Cumulative effect of accounting change, net of tax	(.01)	—	.01	—	—	—	—	—

Net income	$1.11	$.01	$.01	$.03	$.02	$.06	$—	$1.25

Diluted Earnings per Common Share (1)
Income before discontinued operations and cumulative effect of accounting change	$.87	$.01	$—	$.03	$.02	$.06	$—	$.99
Income from discontinued operations, net of tax	.25	—	—	—	—	—	—	.25
Cumulative effect of accounting change, net of tax	(.01)	—	.01	—	—	—	—	—

Net income	$1.11	$.01	$.01	$.03	$.02	$.06	$—	$1.24

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)

Unaudited			6/30/07	6/30/06
Debt to debt and shareowners’ equity ratio-end of period			39.5%	48.6%

Book value per common share			$17.17	$15.45

Common shares outstanding (in millions)
End of period			2,903	2,899
Total employees (1)			238,519	236,705

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06
Capital expenditures (including capitalized software)
Wireline	$2,681	$2,592	$5,120	$5,010
Domestic Wireless	1,667	1,597	3,388	3,178
Other	4	75	7	97

Total	$4,352	$4,264	$8,515	$8,285

Cash dividends declared per common share	$.405	$.405	$.81	$.81

Footnote:

(1)	Prior period has been reclassified to reflect comparable amount.

Verizon Communications Inc.

Consolidated Balance Sheets

(dollars in millions)

Unaudited	6/30/07	12/31/06	$ Change
Assets
Current assets
Cash and cash equivalents	$656	$3,219	$(2,563)
Short-term investments	1,700	2,434	(734)
Accounts receivable, net	10,689	10,891	(202)
Inventories	1,793	1,514	279
Assets held for sale	—	2,592	(2,592)
Prepaid expenses and other	2,190	1,888	302

Total current assets	17,028	22,538	(5,510)

Plant, property and equipment	209,291	204,109	5,182
Less accumulated depreciation	125,562	121,753	3,809

	83,729	82,356	1,373

Investments in unconsolidated businesses	5,071	4,868	203
Wireless licenses	50,670	50,959	(289)
Goodwill	5,149	5,655	(506)
Other intangible assets, net	5,091	5,140	(49)
Other assets	18,022	17,288	734

Total Assets	$184,760	$188,804	$(4,044)

Liabilities and Shareowners’ Investment
Current liabilities
Debt maturing within one year	$3,152	$7,715	$(4,563)
Accounts payable and accrued liabilities	13,542	14,320	(778)
Liabilities related to assets held for sale	—	2,154	(2,154)
Other	7,758	8,091	(333)

Total current liabilities	24,452	32,280	(7,828)

Long-term debt	29,374	28,646	728
Employee benefit obligations	30,326	30,779	(453)
Deferred income taxes	13,710	16,270	(2,560)
Other liabilities	6,866	3,957	2,909

Minority interest	30,201	28,337	1,864

Shareowners’ investment
Common stock	297	297	—
Contributed capital	40,217	40,124	93
Reinvested earnings	18,020	17,324	696
Accumulated other comprehensive loss	(6,532)	(7,530)	998
Common stock in treasury, at cost	(2,284)	(1,871)	(413)
Deferred compensation - employee stock ownership plans and other	113	191	(78)

Total shareowners’ investment	49,831	48,535	1,296

Total Liabilities and Shareowners’ Investment	$184,760	$188,804	$(4,044)

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	$ Change
Cash Flows From Operating Activities
Net Income	$3,178	$3,243	$(65)
Adjustments to reconcile net income to net cash provided by operating activities - continuing operations:
Depreciation and amortization expense	7,106	7,274	(168)
Employee retirement benefits	862	1,012	(150)
Deferred income taxes	332	(665)	997
Provision for uncollectible accounts	498	527	(29)
Equity in earnings of unconsolidated businesses	(345)	(328)	(17)
Extraordinary item, net of tax	131	—	131
Cumulative effect of accounting change, net of tax	—	42	(42)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,001)	(980)	(1,021)
Other, net	1,801	628	1,173

Net cash provided by operating activities - continuing operations	11,562	10,753	809
Net cash provided by (used in) operating activities - discontinued operations	(570)	800	(1,370)

Net cash provided by operating activities	10,992	11,553	(561)

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(8,515)	(8,285)	(230)
Acquisitions, net of cash acquired, and investments	(629)	1,471	(2,100)
Net change in short-term investments	748	1,018	(270)
Other, net	762	383	379

Net cash used in investing activities - continuing operations	(7,634)	(5,413)	(2,221)
Net cash provided by (used in) investing activities - discontinued operations	757	(73)	830

Net cash used in investing activities	(6,877)	(5,486)	(1,391)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	3,402	3,971	(569)
Repayments of long-term borrowings and capital lease obligations	(4,811)	(8,689)	3,878
Increase (decrease) in short-term obligations, excluding current maturities	(2,497)	2,585	(5,082)
Dividends paid	(2,343)	(2,365)	22
Proceeds from sale of common stock	553	69	484
Purchase of common stock for treasury	(952)	(1,009)	57
Other, net	(30)	(27)	(3)

Net cash used in financing activities - continuing operations	(6,678)	(5,465)	(1,213)
Net cash used in financing activities - discontinued operations	—	(176)	176

Net cash used in financing activities	(6,678)	(5,641)	(1,037)

Increase (decrease) in cash and cash equivalents	(2,563)	426	(2,989)
Cash and cash equivalents, beginning of period	3,219	760	2,459

Cash and cash equivalents, end of period	$656	$1,186	$(530)

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change
Wireline Operating Revenues
Verizon Telecom
Mass Markets	$5,540	$5,601	(1.1)	$11,046	$11,185	(1.2)
Wholesale	2,031	2,101	(3.3)	4,028	4,165	(3.3)
Other	469	607	(22.7)	950	1,224	(22.4)
Verizon Business
Enterprise Business	3,669	3,569	2.8	7,240	6,952	4.1
Wholesale	844	831	1.6	1,694	1,635	3.6
International and Other	789	779	1.3	1,587	1,516	4.7
Eliminations	(716)	(725)	(1.2)	(1,443)	(1,449)	(0.4)

Total Operating Revenues	12,626	12,763	(1.1)	25,102	25,228	(0.5)

Operating Expenses
Cost of services and sales	6,239	6,170	1.1	12,412	12,225	1.5
Selling, general & administrative expense	2,983	2,964	0.6	5,884	5,917	(0.6)
Depreciation and amortization expense	2,271	2,407	(5.7)	4,538	4,788	(5.2)

Total Operating Expenses	11,493	11,541	(0.4)	22,834	22,930	(0.4)

Operating Income	$1,133	$1,222	(7.3)	$2,268	$2,298	(1.3)
Operating Income Margin	9.0%	9.6%		9.0%	9.1%

Segment Income	$376	$484	(22.3)	$741	$802	(7.6)

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	06/30/07	06/30/06	% Change
Switched access lines in service (000)
Residence	26,340	29,373	(10.3)
Business	16,624	17,211	(3.4)
Public	324	366	(11.5)

Total	43,288	46,950	(7.8)

Wholesale voice connections* (000)	3,174	3,806	(16.6)
Broadband connections (000)	7,686	6,125	25.5

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change
High capacity and digital data revenues ($ in millions)
Data transport	$4,102	$3,724	10.2	$8,080	$7,278	11.0
Data solutions	331	248	33.5	596	474	25.7

Total revenues	$4,433	$3,972	11.6	$8,676	$7,752	11.9

Footnotes:

*	Resale and UNE-P lines, including lines covered under commercial agreements.

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company’s chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change
Revenues
Service revenues	$9,402	$8,036	17.0	$18,393	$15,645	17.6
Equipment and other	1,441	1,226	17.5	2,757	2,430	13.5

Total Revenues	10,843	9,262	17.1	21,150	18,075	17.0

Operating Expenses
Cost of services and sales	3,270	2,752	18.8	6,292	5,417	16.2
Selling, general & administrative expense	3,271	2,946	11.0	6,571	5,705	15.2
Depreciation and amortization expense	1,293	1,190	8.7	2,549	2,464	3.4

Total Operating Expenses	7,834	6,888	13.7	15,412	13,586	13.4

Operating Income	$3,009	$2,374	26.7	$5,738	$4,489	27.8
Operating Income Margin	27.8%	25.6%		27.1%	24.8%
Segment Income	$952	$729	30.6	$1,826	$1,360	34.3

Verizon Communications Inc.

Verizon Wireless – Selected Operating Statistics

Unaudited	6/30/07	6/30/06	% Change
Total Customers (000)	62,054	54,835	13.2
Retail Customers (000)	60,080	52,581	14.3

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change
Total Customer net adds in period (1) (000)	1,338	1,815	(26.3)	3,002	3,498	(14.2)
Retail Customer net adds in period (2) (000)	1,622	1,921	(15.6)	3,268	3,545	(7.8)
Total churn rate	1.3%	1.1%		1.2%	1.2%
Retail churn rate	1.1%	1.0%		1.1%	1.1%

Footnotes:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company’s chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

(1)	Includes acquisitions and adjustments of 7,000 customers in the first quarter of 2007 and 17,000 and 7,000 customers in the first and second quarters of 2006, respectively.

(2)	Includes acquisitions and adjustments of 7,000 customers in the first quarter 2007, and 17,000 and 83,000 customers in the first and second quarters of 2006, respectively. The second quarter 2006 acquisition and adjustment of 83,000 customers includes 76,000 reseller customers which were already included in the total customer base.

Verizon Communications Inc.

Pro Forma Combined Selected Financial Results Before Special Items

For the Six Months Ended June 30, 2006

	(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments (2)	Combined
Operating Revenues	$43,061	227	$43,288
Operating Expenses	36,155	240	36,395

Operating Income	6,906	(13)	6,893

Income Before Provision for Income Taxes and Discontinued Operations	4,353	(16)	4,337

Weighted average number of common shares (in millions) - Basic	2,913	—	2,913
Weighted average number of common shares (in millions) - Diluted	2,955	—	2,955

For the Year Ended December 31, 2005

	(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments (3)	Combined
Operating Revenues	$69,338	$16,119	$85,457
Operating Expenses	57,085	15,493	72,578

Operating Income	12,253	626	12,879

Income Before Provision for Income Taxes and Discontinued Operations	8,196	697	8,893

Weighted average number of common shares (in millions) - Basic	2,766	163	2,929
Weighted average number of common shares (in millions) - Diluted	2,817	163	2,980

Footnotes:

1.	Selected financial results before special items. For a reconciliation of reported results to results before special items, see the corresponding Consolidated Statements of Income - Reconciliations for the period noted accompanying this material.

2.	MCI, Inc. results for the period prior to the acquisition, on January 1 through January 5, 2006.

3.	The unaudited pro forma information contains the actual combined operating results of Verizon and the former MCI, with the results prior to the acquisition date adjusted to include the pro forma impact of: the elimination of transactions between Verizon and the former MCI; the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the purchase price allocation; the elimination of merger expenses incurred by the former MCI; the reclassification of revenues and operating expenses to reflect comparable operating results, including for the sale of selected non-strategic assets during the first quarter of 2007; the adjustment of interest expense reflecting the redemption of all of MCI’s debt and the replacement of that debt with $4 billion of new debt issued in February 2006 at Verizon’s weighted average borrowing rate; and the elimination of severance expense incurred by the former MCI. Full year 2005 unaudited pro forma results include $82 million of income, which was reported as discontinued operations by the former MCI for an operation sold during the first quarter of 2005; and the conversion of MCI shares into Verizon shares issued in connection with the merger. Given that the former MCI’s 2005 reported tax provision included certain one-time items, pro forma results are presented on an income before tax basis.

Verizon Communications Inc.

Pro Forma Combined Selected Financial Results Before Special Items

For the Year Ended December 31, 2005 by Quarter and Quarter Ended March 31, 2006

	(dollars in millions)
	2005 (1)					2006
Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual	1Q06
Operating Revenues	$20,878	$21,271	$21,574	$21,734	$85,457	$21,429
Operating Expenses	17,951	18,127	18,260	18,240	72,578	18,170

Operating Income	2,927	3,144	3,314	3,494	12,879	3,259

Income Before Provision for Income Taxes and Discontinued Operations	2,125	2,233	2,343	2,192	$8,893	2,044

Weighted average number of common shares (in millions) - Basic	2,932	2,929	2,928	2,927	2,929	2,915
Weighted average number of common shares (in millions) - Diluted	2,984	2,981	2,980	2,979	2,980	2,963

Depreciation and Amortization Expense included in Operating Expenses	$3,647	$3,682	$3,705	$3,761	$14,795	$3,686

Income from discontinued operations	$439	$306	$359	$348	$1,452	$392

Footnotes:

1.	The unaudited pro forma information contains the actual combined operating results of Verizon and the former MCI, with the results prior to the acquisition date adjusted to include the pro forma impact of: the elimination of transactions between Verizon and the former MCI; the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the purchase price allocation; the elimination of merger expenses incurred by the former MCI; the reclassification of revenues and operating expenses to reflect comparable operating results, including for the sale of selected non-strategic assets during the first quarter of 2007; the adjustment of interest expense reflecting the redemption of all of MCI’s debt and the replacement of that debt with $4 billion of new debt issued in February 2006 at Verizon’s weighted average borrowing rate; and the elimination of severance expense incurred by the former MCI. Full year 2005 unaudited pro forma results include $82 million of income, which was reported as discontinued operations by the former MCI for an operation sold during the first quarter of 2005; and the conversion of MCI shares into Verizon shares issued in connection with the merger. Given that the former MCI’s 2005 reported tax provision included certain one-time items, pro forma results are presented on an income before tax basis.

Verizon Communications Inc.

Other Reconciliations-Wireline — Unaudited Pro Forma Selected Financial Results

For the Three Months Ended June 30, 2005

	(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments	Combined
Wireline Operating Revenues	$9,445	$4,159	$13,604
Verizon Telecom Operating Revenues	7,930	878	8,808
Verizon Business Operating Revenues	1,961	3,565	5,526
Strategic Services Revenue (2)	151	661	812
Wireline Data Revenue	2,093	1,702	3,795

Footnotes:

1)	Selected financial results before special items. For a reconciliation of reported results to results before special items, see the corresponding Consolidated Statements of Income -Reconciliations for the period noted accompanying this material.

2)	Private IP, IP VPN, Security, Managed Network Data, Hosting, Ethernet and Ring Services; excludes Dial-up.

Verizon Communications Inc.

Other Reconciliations-Wireless

	(dollars in millions)
Unaudited	3 Mos. Ended 6/30/07
EBITDA - Verizon Wireless
Segment income:
Wireline	$376
Verizon Wireless	952

Total segments	1,328
Corporate and other	372

Consolidated net income	$1,700

Verizon Wireless EBITDA
Segment income	$952
Add/subtract non-operating items:
Provision for income taxes	723
Minority interest	1,268
Interest expense	71
Other income/(expense), net	4
Equity in earnings of unconsolidated businesses	(9)

Operating income	3,009
Add depreciation and amortization expense	1,293

Verizon Wireless EBITDA	$4,302

Verizon Wireless total revenues	$10,843

Verizon Wireless service revenues	$9,402

Verizon Wireless operating income margin	27.8%

Verizon Wireless EBITDA margin	45.8%

	(dollars in millions, except Total Service ARPU and Cash Expense per Customer)
Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 3/31/07	3 Mos. Ended 6/30/06
Domestic Wireless Cash Cost Per Customer
Domestic Wireless Cost of Services and Sales	$3,270	$3,022	$2,752
Domestic Wireless Selling, General & Administrative Expense	3,271	3,300	2,946
Less Equipment and Other Revenue	(1,441)	(1,316)	(1,226)

Cash Expense	$5,100	$5,006	$4,472
Cumulative average customer (millions)	184.12	179.62	161.67
Cash Expense Per Customer	$27.70	$27.87	$27.66

Total Service ARPU	$51.05	$50.06	$49.71